Exhibit 10.1

FIFTH AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER

This FIFTH AMENDMENT OF AMENDED AND RESTATED CREDIT Agreement AND LIMITED WAIVER (this “Instrument”) dated as of May 17, 2016, is by and between NYTIS EXPLORATION COMPANY LLC, a Delaware limited liability company ("Borrower"), and BOKF, NA, a national banking association, dba Bank of Oklahoma ("BOK").

RECITALS

A. Reference is made to the Amended and Restated Credit Agreement dated as of May 31, 2010, as heretofore amended (as so amended, the “Credit Agreement”), between Borrower, as borrower, and BOK, as lender. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Credit Agreement.

B. Prior to April 29, 2016, Borrower has made multiple advances and extensions of credit to or for the benefit of Carbon Natural Gas Company (the "Prior Advances"). BOK has asserted that the Prior Advances are in violation of Section 6.2(e) of the Credit Agreement and constitute Events of Default under the Credit Agreement.

C. Borrower has disputed BOK's characterization of the Prior Advances as constituting Events of Default under the Credit Agreement but is willing to agree to such characterization upon the condition that BOK shall grant to Borrower a limited waiver covering the Events of Default arising from the Prior Advances.

D. BOK has agreed to grant such limited waiver to Borrower upon the conditions that: (1) certain modifications shall be made to the Credit Agreement, and (2) Borrower shall agree to certain additional undertakings in connection with the Credit Agreement.

E. In order to resolve the above-described dispute, Borrower and BOK desire to make the agreements described below with respect to the Credit Agreement.

AGREEMENT

Now, therefore, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and BOK hereby agree as follows:

1.           Amendment of Credit Agreement. The Credit Agreement shall be, and is hereby, amended as follows:

(a) By substituting "January 2, 2017" for "May 31, 2017" in line 2 of the definition of "Maturity Date (Hedging)" in Section 1.1 on page 9 of the Credit Agreement and in line 2 of the definition of "Maturity Date (Revolving)" in Section 1.1 on page 9 of the Credit Agreement.

(b) By substituting "$5,500,000" for "$20,000,000" in line 1 of the definition of "Maximum Loan Amount" in Section 1.1 on page 10 of the Credit Agreement.

2.           Limited Waiver. BOK hereby grants a limited waiver to Borrower with respect to the Events of Default previously arising under the Credit Agreement as a result of the Prior Advances; provided that, during the Loan Repayment Period (as defined below), Borrower shall comply with all of its obligations under Section 3 below, including without limitation those described in Section 3(a)(3). Neither this Instrument nor any actions taken in accordance with this Instrument or the Loan Documents shall be construed as a waiver of or consent to any other existing or future Defaults under the Credit Agreement, as to which BOK's rights shall remain reserved.

3.           Undertakings by Borrower. In consideration of the limited waiver granted by BOK as described in Section 2 above, Borrower has agreed and does hereby agree that, from the date hereof until the Loans and any and all other amounts payable in connection therewith have been repaid in full to BOK and the Credit Agreement has been terminated (the "Loan Repayment Period"), all of the following shall apply:

(a) Borrower will comply with all of its representations, warranties, affirmative covenants, negative covenants and other obligations, whether contained in the Credit Agreement or any other Loan Document, including without limitation its obligations to: (1) pay on or before the date due all principal, interest, fees, cost and expense reimbursements and other amounts from time to time due and payable under the terms of the Credit Agreement or any other Loan Document, (2) comply with all of Borrower's financial covenants contained in Section 6.2(a) of the Credit Agreement, and (3) refrain from making any additional loans, advances, extensions of credit or Distributions to Carbon Natural Gas Company, Nytis Exploration (USA) Inc. or any other Affiliate of Borrower.

(b) Not later than 30 days after the date of this Instrument, Borrower will execute and deliver to BOK, in form and substance satisfactory to BOK, updated borrowing/guaranty resolutions and incumbency certificates of Borrower and each Guarantor, confirming the capacity and authority of the person executing this Instrument on behalf of Borrower and each Guarantor.

(c) At all times during the Loan Repayment Period, Borrower shall reserve availability under the Revolving Loan in an amount at least equal to: (1) $500,000, minus (2) the aggregate amount of interest payments previously made by Borrower to BOK on the Revolving Loan during the Loan Repayment Period.

(d) Borrower has freely and voluntarily entered into this Instrument after having the opportunity to consult with and receive advice from legal counsel of its choosing.

(e) Borrower represents, warrants and covenants that: (1) the execution, delivery and performance of this Instrument are within the limited liability company power of Borrower and have been duly authorized by all necessary limited liability company action on behalf of Borrower, (2) this Instrument, the Credit Agreement and the other Loan Documents are legal, valid, binding and enforceable against Borrower and each Guarantor that is a party thereto in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), (3) the terms of the Credit Agreement and the other Loan Documents remain unchanged except to the extent expressly modified by this Instrument, (4) except as heretofore disclosed by Borrower to BOK in writing, Borrower has no accounts payable that are more than 60 days past due as of the date of this Instrument, and (5) any and all future requests for Advances or the issuance of Letters of Credit shall be made by submission of the appropriate forms described in Section 2.1(b) of the Credit Agreement, accompanied in each case by a description of Borrower's intended use of such Advance or Letter of Credit, which shall be for a bona fide business purpose of Borrower and not for the support or benefit of any Guarantor or other Affiliate of Borrower.

4.           Loan Documents. All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Instrument.

5.           Certification by Borrower. Borrower hereby certifies to BOK that, as of the date of this Instrument and after giving effect to this Instrument, except as previously disclosed by Borrower to BOK in writing: (a) all of Borrower's representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrower has performed and complied with all agreements and conditions required to be performed or complied with by Borrower under the Credit Agreement and/or any Loan Document on or prior to the date hereof, and (c) no unwaived Default or Event of Default has occurred under the Credit Agreement.

6.           Continuation of the Credit Agreement. Except as specified in this Instrument, the provisions of the Credit Agreement shall remain in full force and effect.

7.           Expenses. Borrower shall pay all expenses incurred in connection with the transactions contemplated by this Instrument, including without limitation all fees and expenses of the attorney for BOK and any and all filing and recording expenses.

8.           Release of Claims and Waiver of Defenses; BOK Conduct. In further consideration of BOK's execution of this Instrument, each of Borrower and Guarantors, on behalf of itself and its successors, assigns, affiliates, officers, directors, employees and agents hereby forever, fully, unconditionally and irrevocably waives and releases BOK and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by BOK or any other Releasee on or before the date of this Instrument with respect to the Credit Agreement, any of the other Loan Documents or any collateral under the Security Documents. Borrower agrees that, as of the date hereof, BOK has fully and timely performed all of its obligations and duties in compliance with the Credit Agreement and the other Loan Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

9.           Ratification and Affirmation. Each of Borrower and each Guarantor hereby acknowledges the terms of this Instrument and ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

10.         Miscellaneous.

(a) Any notices with respect to this Instrument shall be given in the manner provided for in the Credit Agreement.

(b) This Instrument, the Credit Agreement and the other Loan Documents embody the entire understanding between the parties hereto and supersede all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Instrument may not be waived, modified, altered or amended except by agreement in writing signed by all the parties hereto. This Instrument shall not be construed against the drafter hereof.

(c) If any term or provision of this Instrument is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Instrument or invalidate or render unenforceable such term or provision in any other jurisdiction.

(d) The Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and shall continue to govern and control the relationship between the parties hereto, except to the extent they are inconsistent with, superseded or expressly modified hereby. To the extent of any inconsistency, amendment or superseding provision, this Instrument shall govern and control.

(e) This Instrument and any claim or dispute arising out of or in connection herewith shall be governed by and construed in accordance with the laws of the State of Colorado.

(f) No failure to exercise and no delay in exercising, on the part of BOK, any right, remedy, power or privilege hereunder or under the Credit Agreement or any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Further, BOK's acceptance of payment on account of the Loans or other performance by Borrower after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, any other Event of Default or any of BOK’s rights or remedies. Nothing in this Instrument shall constitute any obligation by BOK to grant any future waivers, consents, amendments or forbearances with respect thereto.

(g) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(h) The section headings in this Instrument are for reference only and shall not affect the interpretation of this Instrument.

(i) This Instrument may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of the signature page of this Instrument by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Instrument.

(SIGNATURE PAGE FOLLOWS)

EXECUTED as of the date first above written.

BOKF, NA dba BANK OF OKLAHOMA

By:	/s/ Benjamin H. Adler
Vice- President

NYTIS EXPLORATION COMPANY LLC

By:	/s/ Kevin D. Struzeski,
Treasurer of Nytis Exploration (USA) Inc., Manager

EACH OF THE UNDERSIGNED, AS A GUARANTOR
UNDER THE CREDIT AGREEMENT, HEREBY
CONSENTS AND AGREES TO THE PROVISIONS
OF THIS FIFTH AMENDMENT OF AMENDED AND
RESTATED CREDIT AGREEMENT AND LIMITED
WAIVER:

NYTIS EXPLORATION (USA) INC.

By:	/s/ Kevin D. Struzeski
Treasurer

CARBON NATURAL GAS COMPANY

By:	/s/ Kevin D. Struzeski
Treasurer